Exhibit 10.137

EXECUTION VERSION

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JULY 21, 2016 AMONG HOLDER, MAKER AND MIDCAP FUNDING X TRUST, A DELAWARE STATUTORY TRUST, ADMINISTRATIVE AGENT, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “MidCap Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JULY 21, 2016 AMONG HOLDER, MAKER AND PENTA MEZZANINE SBIC FUND I, L.P., A DELAWARE LIMITED PARTNERSHIP, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “Penta Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JULY 21, 2016 AMONG HOLDER, MAKER AND JL-MEZZ UTAH, LLC, AN ALASKA LIMITED LIABILITY COMPANY, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “JL-Mezz Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JULY 21, 2016 AMONG HOLDER, MAKER AND JL PROPERTIES, INC., AN ALASKA CORPORATION, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “JL Properties Subordination”).

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF JULY 21, 2016 AMONG HOLDER, MAKER AND UTAH LAB, LLC, AN ALASKA LIMITED LIABILITY COMPANY, WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE (the “Utah Lab Subordination”).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

UNSECURED DELAYED DRAW PROMISSORY NOTE

$4,769,996	July 21, 2016

FOR VALUE RECEIVED, the undersigned, TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“Maker”), promises to pay to LITTLE HARBOR LLC, a Nevada limited liability company (“Holder”), the principal sum of FOUR MILLION SEVEN HUNDRED SIXTY NINE THOUSAND NINE HUNDRED NINETY SIX DOLLARS AND NO CENTS ($4,769,996.00), or, if less, the aggregate unpaid principal amount of the Monthly Delayed Draw Loans shown on Exhibit A attached hereto (and any continuation thereof) and made by Holder to Maker together with interest on the unpaid principal balance of this Unsecured Delayed Draw Promissory Note (this “Note”) from time to time outstanding until paid in full, in lawful money of the United States of America. This Note shall mature and be due and payable by Maker on January 28, 2019 (the “Maturity Date”) or, if such day is not a Business Day, then the next succeeding Business Day. Capitalized terms used herein and not otherwise defined are set forth in Section 13 below.

TERMS AND CONDITIONS

1.01	Monthly Delayed Draw Loans

a.             On the terms and subject to the conditions herein, Holder may in its sole discretion make a loan (each a "Monthly Delayed Draw Loan") to Maker on each Monthly Delayed Draw Date (or such later date as may be determined by Holder in its sole discretion) in the principal amount equal to the lesser of the amount set forth below opposite such date under Monthly Delayed Draw Loan Principal Amount and the remaining Delayed Draw Availability.

Monthly Delayed Draw Date	Monthly Delayed Draw Loan Principal Amount
July 1, 2016	$1,135,277
August 1, 2016	$726,944
September 1, 2016	$726,944
October 1, 2016	$726,944
November 1, 2016	$726,944
December 1, 2016	$726,943

On each Monthly Delayed Draw Date, subject to the terms and conditions hereof, Holder shall make the Monthly Delayed Draw Loan principal amount available to Maker by accepting, pursuant to the terms of Section 1.01(b) hereof, the principal amount of such Monthly Delayed Draw Loan as payment of amounts due by Maker’s subsidiary under the “Repayment Agreement” (as defined below).

2

b.             Holder and Twinlab Holdings, Inc. f/k/a Idea Sphere Inc. (“THI”), a wholly-owned subsidiary of Maker, are parties to that certain Debt Repayment Agreement, dated as of July 31, 2014 (the “Repayment Agreement”), a copy of which is attached hereto as Exhibit D and pursuant to which THI is required to make monthly payments to Holder as set forth in Schedule A thereto, (the “Payment Schedule”). THI’s payment obligations to Holder under the Repayment Agreement have been satisfied for the “Month 1” through “Month 17” payment obligations referenced in the Payment Schedule, and as of the date hereof, the payments due for “Month 18” (due January 25, 2016) and beyond remain outstanding. The purpose of this Note is to provide Holder the right, in its discretion, to allow certain obligations of THI under the Repayment Agreement to be satisfied by Maker’s promise to pay Holder equivalent principal amounts pursuant to and on the terms of this Note, thus effectively deferring the timing of such payments for Maker’s consolidated company until due by Maker on the terms hereof. Accordingly, Holder hereby irrevocably agrees to accept the principal amount of any Monthly Delayed Draw Loan drawn by Maker pursuant to and subject to the terms of this Note in lieu and in complete satisfaction of the obligation of THI to make an equivalent dollar amount of periodic cash payments otherwise due Holder under the Repayment Agreement, to be applied first against the “Month 18” periodic payment that was due under the Payment Schedule on January 25, 2016 and continuing with each immediately subsequent periodic payment thereafter due under the Repayment Agreement until the total amount of periodic payment obligations so satisfied shall have amounted to the total principal amount of Monthly Delayed Draw Loans drawn by Maker pursuant to this Note. In the event that the remainder of the total principal amount of Monthly Delayed Draw Loans drawn by Maker pursuant to this Note that is then available to be applied pursuant hereto towards a final periodic payment under the Repayment Agreement is insufficient to satisfy the entire amount due for such period under the Repayment Agreement, then the excess amount then due for such periodic payment above the amount satisfied hereby shall continue to be due and payable in cash by THI in accordance with the terms of the Repayment Agreement. Except for Holder’s agreement on the terms set forth herein to, in its sole discretion, accept the creation of new debt obligations of Maker to Holder pursuant to this Note in lieu of cash payments otherwise due Holder under the Repayment Agreement in an aggregate amount equal to the total principal amount of Monthly Delayed Draw Loans drawn by Maker under this Note, nothing herein is intended to modify in any way the Repayment Agreement, which shall remain in full force and effect. By way of example only, if in its discretion, Holder (i) allows Maker to draw the first Monthly Delayed Draw Loan in the total principal amount of $1,135,277, Holder shall accept Maker’s agreement to accept that debt obligation pursuant hereto as full and complete satisfaction of THI’s payment obligations for the entire Month 18 ($378,333), Month 19 ($308,333), and Month 20 ($408,333) payment obligations under the Payment Schedule as well as $40,278 of the Month 21 payment obligation; or (ii) allows Maker to draw the maximum amount of Monthly Delayed Draw Loans in the total principal amount of $4,769,996, Holder shall accept Maker’s agreement to accept that debt obligation pursuant hereto as full and complete satisfaction of THI’s payment obligations for the entire Month 18 (January 2016) through Month 29 (December 2016) payment obligations under the Payment Schedule.

c.             Maker acknowledges to Holder that the Monthly Delayed Draw Loans under this Note are discretionary with Holder, and conditioned upon prior approval by Holder; provided, however, after a Fully Executed Monthly Delayed Draw Certificate has been countersigned by Holder then all conditions hereunder to a Monthly Delayed Draw Loan (including Holder's approval thereof) shall be deemed irrevocably satisifed and Maker shall be obligated to make the Monthly Delayed Draw Loan requested therein and such Monthly Delayed Draw Loan shall be deemed to have occurred on Holder's delivery of the Fully Executed Monthly Delayed Draw Certificate to the Maker. Maker acknowledges that Holder may refuse to make a Monthly Delayed Loan under this Note for any reason or for no reason whatsoever. Without limiting the foregoing, each Monthly Delayed Draw Loan shall be subject to the fulfillment of each of the conditions precedent set forth below to the sole satisfaction of Holder.

3

i.	Holder shall have received a Monthly Delayed Draw Certificate, dated as of the Monthly Delayed Draw Date, duly executed and delivered by an Authorized Officer of Maker.

ii.	No Material Adverse Change shall have occurred since March 31, 2016 in the case of the July 1, 2016 Monthly Delayed Draw Date and the date on which the last Monthly Delayed Draw Loan was made to Maker by Holder in the case of all ther other Monthly Delayed Draw Dates.

iii.	No Event of Default shall have then occurred and be continuing, or would result from the Delayed Draw Loan to be advanced on the Delayed Draw Date.

iv.	An authorized officer of Holder shall have duly executed and delivered to Maker a countersigned copy of the Monthly Delayed Draw Certificate certifying Holder’s acceptance of Maker’s draw request and affirming Holder’s acceptance of Maker’s obligations hereunder with respect to such draw in lieu of payment of an equivalent dollar amount under the Repayment Agreement in accordance with Section 1.01(b) hereof (the “"Fully Executed Monthly Delayed Draw Certificate”). Maker and Holder acknowledge that Maker shall submit a copy of the Fully Executed Monthly Delayed Draw Certificate to Golisano Holdings.

d.             Maker hereby authorizes Holder to endorse on Exhibit A annexed to this Note the date on which each Monthly Delayed Draw Loan is made, the principal amount thereof and payments of principal amounts in respect of such Monthly Delayed Draw Loans, which endorsements shall constitute prima facie evidence, absent manifest error, as to the outstanding principal amount of all Monthly Delayed Draw Loans made by Holder to Maker; provided, however, that the failure to make such notation with respect to any Monthly Delayed Draw Loan or payment shall not limit or otherwise affect the obligation of the Maker under this Note.

e.             Maker and Holder acknowledge and agree that Golisano Holdings is relying on the terms hereof, including the delivery of a Fully Executed Monthly Delayed Draw Certificate by Holder to Golisano Holdings as a condition to its funding similar payments under the Unsecured Delayed Draw Promissory of even date herewith executed by Maker in favor of Golisano Holdings in the principal amount of up to $4,769,996 (the “Third Golisano Holdings Note”). Accordingly, Maker and Holder agree that Golisano Holdings is an express third party beneficiary of this Section 1.01 and each Fully Executed Monthly Delayed Draw Certificate and neither the terms of this Section 1.01 (or the term of the Repayment Agreement amended hereby) nor the terms of any Fully Executed Monthly Delayed Draw Certificate may be amended, modified or supplement in any way without Golisano Holdings' prior written consent.

4

1.02	Payment of Principal and Accrued Interest.

a.             Interest shall accrue on the outstanding principal amount of this Note at eight and one-half percent (8.5%) per annum (the “Interest Rate”). Interest shall be computed hereunder based on a 360-day year. Interest shall be payable monthly on the 5th day of each month, with the first interest payment due August 5th, 2016.

b.             The principal amount of this Note together with all accrued and unpaid interest thereon shall be all due and payable on the Maturity Date.

1.03	Prepayment.

a.             The principal amount of this Note may be prepaid, in whole or in part, at any time and from time to time, together with accrued and unpaid interest to the date of such prepayment on the amount so prepaid, without premium or penalty. Any partial prepayment of principal made after the Maturity Date shall be applied as follows: first, to the payment of accrued interest; and second, to the payment of principal.

b.             Upon any partial prepayment, at the request of either Maker or Holder, Exhibit A shall be updated by Holder to reflect such payment. In the event that this Note is prepaid in its entirety, this Note shall be surrendered to Maker for cancellation as a condition to any such prepayment

c.             No amounts paid or prepaid with respect to any Monthly Delayed Draw Loan may be reborrowed.

1.04        Payments Only on Business Days. Payments hereunder shall be made only on a Business Day. Any payment hereunder which, but for this Section 1.04, would be payable on a day which is not a Business Day, shall instead be due and payable on the next succeeding Business Day.

1.05        Conversion of Note to Equity. If and upon terms and conditions approved by the Disinterested Members (as defined below) of Maker’s Board of Directors and execution of definitive documents mutually agreed upon by the parties, Holder shall have the right the convert the then outstanding principal and accrued interest due to Holder under this Note into the common stock, par value $0.001 per share, of Twinlab Consolidated Holdings, Inc.; provided, however, that upon such a conversion the “Warrant” (as defined below) shall be cancelled. For purposes of this provision, and solely with respect to the approval of the terms and conditions of conversion pursuant to this Section 1.05, the “Disinterested Members” of Maker’s Board of Directors shall mean those Directors other than B. Thomas Golisano, David Still, any Director appointed by Golisano Holdings pursuant to that certain Voting Agreement in favor of Golisano Holdings, dated October 5, 2015, David Van Andel, Mark Bugge, and any Director appointed by Great Harbor pursuant to that certain Voting Agreement in favor of Great Harbor, dated October 2, 2015.

5

ARTICLE II
DEFAULTS

2.01        Events of Default. Each of the following shall constitute an “Event of Default” under this Note:

a.             failure by Maker to make any interest payment required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

b.             failure by Maker to make any payments of principal required under this Note when the same shall become due and payable (whether at maturity, by acceleration or otherwise) and the continuation of such failure for a period of fifteen (15) Business Days following notice thereof; or

c.             the occurrence of (x)(i) a default or an event of default with respect to any indebtedness of Maker for borrowed money that accrues interest, including, but not limited to Midcap Funding X Trust, Penta Mezzanine SBIC Fund I, L.P., JL-Mezz Utah, LLC, JL Properties, Inc., JL-US, the Holder, Golisano Holdings, Great Harbor and (ii) such indebtedness is accelerated by the creditor or (y) for the non-payment of indebtedness of Maker for borrowed money at its scheduled final maturity (including any extension or refinancings thereof); or

d.             Maker, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for all or any substantial portion of its property or assets; or (iv) makes a general assignment for the benefit of its creditors; or

e.             an involuntary case or proceeding is commenced against Maker under any Bankruptcy Law and is not dismissed, bonded or discharged within sixty (60) days thereafter, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case or proceeding; (ii) appoints a custodian of Maker or for all or substantially all of its properties; or (iii) orders the liquidation of Maker; and in each case the order or decree remains unstayed and in effect for sixty (60) days.

If an Event of Default occurs, the Interest Rate shall equal fifteen percent (15%) per annum from and after the date of such Event of Default until the date upon which this Note is repaid in full. If an Event of Default occurs, Holder may, at its option, declare, by notice in writing to Maker (the “Acceleration Notice”), the entire principal amount of this Note (and any accrued and unpaid interest thereon) to be immediately due and payable and upon any such declaration such principal and interest shall become and be forthwith due and payable without any further notice, presentment, protest, or demand of any kind, all of which are hereby expressly waived by Maker. If an Event of Default specified in Sections 2.01(d) or 2.01(e) hereof occurs, the principal amount of this Note (and any accrued and unpaid interest thereon) shall become due and payable immediately without any declaration or other act on the part of Holder. If any Event of Default shall have occurred, Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to Holder under this Note.

6

Concurrently herewith Maker has issued into escrow a Warrant to purchase shares of Maker’s common stock (the “Warrant”) in the name of Holder which will only be released from escrow and deemed issued at that time and otherwise become exercisable if Maker fails to pay Holder the entire unamortized principal amount of this Note and any accrued and unpaid interest thereon as of the Maturity Date or such earlier date as is required pursuant to an Acceleration Notice issued by Holder in accordance with the terms hereof. The issuance of the Warrant is intended to compensate Holder in the event that Maker fails to make payment in full of this Note as and when due. Maker and Holder have mutually agreed that, considering all of the circumstances existing on the date hereof, the right of Holder to exercise the Warrant, and the attendant consequences of doing so, represent fair and reasonable compensation for a portion of the damages that Holder would suffer as a result of the existence of the conditions giving rise to such right. The granting of such right is not intended as a forfeiture or penalty but, rather, is intended to constitute partial liquidated damages to Holder. The issuance of the Warrant is not, nor shall it be deemed to be, made in lieu of or to otherwise reduce or limit in any way Maker’s payment obligations under this Note or be deemed or construed as a limitation on any other rights or remedies that Holder may have hereunder, at law or in equity, or otherwise.

ARTICLE III
MISCELLANEOUS

3.01        No Waiver: Amendment. Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof, including but not limited to an extension of the time for the payment of this Note or any installment due hereunder, shall be valid unless set forth in writing by Holder. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No modifications or amendments made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the liability of Maker under this Note, either in whole or in part unless Holder agrees otherwise in writing.

3.02        Limit of Validity. The provisions of this Note are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Holder for the use, forbearance or retention of money under this Note (“Interest”) exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Holder shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal amount owing under this Note (whether or not then due) or at the option of Holder be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal amount of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law.

7

3.03        Arm's Length Agreement. This Agreement has been negotiated and prepared at the mutual request, direction and construction of Holder and Maker, at arm's length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

3.04        Governing Law. This Note shall be interpreted, construed and enforced according to the substantive laws of the State of New York, without giving effect to principles of conflicts of law.

3.05        Judicial Proceedings. All judicial proceedings brought against Maker arising out of or relating to this Note may be brought in the Federal courts of the United States of America or the courts of the State of New York, in each case, located in Monroe County, New York, and by execution and delivery of this Note, Maker accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Maker at its address set forth in Section 3.06, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Holder to bring proceedings against Maker in the courts of any other jurisdiction.

3.06        Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, electronic mail or registered or certified mail, postage prepaid, return receipt requested:

a.             If to Maker, to:

Twinlab Consolidated Holdings, Inc.

2255 Glades Road, Suite 342W Boca Raton, FL 33431Attention: Richard H. Neuwirth, Chief Legal Officer

Facsimile: ((561) 443-2821

e-mail: RNeuwirth@twinlab.com

8

b.             If to Holder, to:

Little Harbor, LLC

3133 Orchard Vista Drive SE

Grand Rapids, MI 49546

Attention: Mark J. Bugge, Secretary

Facsimile: (616) 808-2721

e-mail: Mark.Bugge@vaegr.com

3.07        Assignment and Transfer; Covenant. Neither this Note nor any interest herein shall be assigned, transferred, pledged or otherwise disposed of, through liquidation or otherwise (any of the foregoing, a “Transfer”), in whole or in part, by Maker without the express prior written consent of Holder. Any attempted assignment of this Note by Maker in violation of this restriction shall be void.

3.08        Replacement of Notes. Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, Maker will deliver a new Note, or like tenor in lieu of this Note, payable to Holder, in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same Interest Rate as this Note. Any Note delivered in accordance with the provisions of this Section 3.08 shall be dated as of the date of this Note.

3.09        Successors and Assigns. The respective rights and obligations of Maker and Holder shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

3.10        Collection Costs. If any amount due under this Note is not paid at the earlier of (i) the due date hereunder or (ii) at acceleration of maturity as herein provided and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy, probate or other court after maturity or the acceleration thereof, Maker shall pay all reasonable attorneys’ fees and collection costs of Holder incurred with respect to the collection of amounts due under this Note promptly on the demand of Holder.

9

3.11        Pari Passu Notes. Maker and Holder acknowledge and agree the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to all principal, interest or other payments due under that (a) the Third Golisano Holdings Note, that certain Unsecured Promissory Note, dated as of January 28, 2016, as amended by Amendment No. 1 dated as of March 31, 2016 and Amendment No. 2 dated as of April 5, 2016 (the "First Golisano Holdings Note") in the original principal amount of $2,500,000 issued by Maker to Golisano Holdings and that certain Unsecured Promissory Note, dated as of March 21, 2016, as amended by Amendment No. 1 dated as of April 5, 2016 (the "Second Golisano Holdings Note" and together with the Third Golisano Holdings Note and the First Golisano Holdings Note, the "Golisano Holdings Notes"), in the original principal amount of $7,000,000 issued by Maker to Holder (b) that certain Unsecured Promissory Note, dated as of January 28, 2016 as amended by Amendment No. 1 dated as of March 31, 2016 and Amendment No. 2 dated as of April 5, 2016 (the "First Great Harbor Note"), in the original principal amount of $2,500,000 issued by Maker to Great Harbor and, that certain Unsecured Promissory Note, dated as of March 21, 2016, as amended by Amendment No. 1 dated as of April 5, 2016 in the original principal amount of $7,000,000 issued by Maker to Great Harbor (the "Second Great Harbor Note" and together with the First Great Harbor Note, the “Great Harbor Notes”) and (c) that certain promissory note, dated as of April 5, 2016, in the original principal amount of $500,000 issued by Maker to JL-US (the “JL-US Note”). Maker and Holder acknowledge and agree that all payments of principal and interest on this Note and all of the Golisano Notes, the Great Harbor Notes, and the JL-US Note (collectively, the "Investor Notes") shall all be made pro rata with respect to each such Investor Note based on the unpaid principal balance under all Investor Notes. If Holder receives any payment or other amount with respect to this Note in excess of that which it is entitled to under this Section 3.11, it shall, and shall be deemed to, hold such excess amount in trust for the benefit of Golisano Holdings, Great Harbor, and JL-US to the extent each is entitled thereto and shall pay such excess amount over to Golisano Holdings, Great Harbor and/or JL-US , as applicable, as promptly as practicable. Maker and Holder hereby agree that Golisano Holdings, Great Harbor and JL-US are each an express third party beneficiary of this Section 3.11 and it shall not be amended or modified without the express written consent of Golisano Holdings, Great Harbor and JL-US.

3.12        Definitions. The following terms have the following meanings:

“Acceleration Notice” shall have the meaning set forth in Section 2.01.

“Authorized Officers” means the Chief Executive Officer or Chief Financial Officer of Maker.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Maker.

“Business Day” means each day other than Saturdays, Sundays and days when commercial banks are authorized or required by law to be closed for business in New York, New York.

“Delayed Draw Availability” means, as of any time, $4,769,996 less the original principal amount of all Monthly Delayed Draw Loans previously made by the Holder to the Maker. For avoidance of doubt, the Delayed Draw Availability shall not increase upon the repayment of any Monthly Delayed Draw Loans.

“Disinterested Members” shall have the meaning set forth in Section 1.05.

“Events of Default” shall have the meaning set forth in Section 2.01.

“First Golisano Holdings Note” shall have the meaning set forth in Section 3.11.

“First Great Harbor Note” shall have the meaning set forth in Section 3.11.

“First Holder Note” shall have the meaning set forth in Section 3.11.

“First Little Harbor Note” shall have the meaning set forth in Section 3.11.

10

“Fully Executed Monthly Delayed Draw Loan Certificate" shall have the meaning set forth in Section 1.01(c)(iv).

“Golisano Holdings” means Golisano Holdings LLC, a New York limited liability company.

“Golisano Holdings Notes” shall have the meaning set forth in Section 3.11.

“Great Harbor” means Great Harbor Capital, LLC, a Delaware limited liability company.

“Great Harbor Notes” shall have the meaning set forth in Section 3.11.

“Holder” shall have the meaning set forth in the Preamble.

“Interest” shall have the meaning set forth in Section 3.02.

“Investor Notes” shall have the meaning set forth in Section 3.11.

“Interest Rate” shall have the meaning set forth in Section 1.02(a).

“JL-Mezz Subordination” shall have the meaning set forth in the Preamble.

“JL Properties Subordination” shall have the meaning set forth in the Preamble.

“JL-US” mean JL-Utah Sub, LLC, an Alaska limited liability company.

“JL-US Note” shall have the meaning set forth in the 3.11.

“Maker” shall have the meaning set forth in the Preamble.

“Material Adverse Change” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the results of operations, prospects, business, assets, liabilities or condition (financial or otherwise) of the Maker and its subsidiaries.

“Maturity Date” shall have the meaning set forth in the Preamble.

“MidCap Subordination” shall have the meaning set forth in the Preamble.

“Monthly Delayed Draw Certificate” means the certificate in the form of Exhibit B attached hereto

“Monthly Delayed Draw Date” means the first Business Day of each calendar month, commencing with July 1, 2016 and continuing on the first day of each calendar month thereafter until December 1, 2016, provided, if any such date is not a Business Day, it will be the next Business Day.

11

“Monthly Delayed Draw Loan” is defined in Section 1.01(a).

“Obligations” means all principal, interest, premium, penalties, fees, indemnities, damages and other liabilities and obligations payable under the documentation governing, or with respect to, indebtedness for borrowed money (including all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Penta Subordination” shall have the meaning set forth in the Preamble.

“Second Golisano Note” has the meaning set forth in Section 3.11.

“Second Great Harbor Note” has the meaning set forth in Section 3.11.

“Second Little Harbor Note” shall have the meaning set forth in Section 3.11.

“Transfer” has the meaning set forth in Section 3.07.

“Utah Lab Subordination” shall have the meaning set forth in the Preamble.

“Warrant” has the meaning set forth in Section 2.01 and shall be in the form attached as Exhibit C to the Note.

[SIGNATURE PAGE FOLLOWS]

12

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Naomi L. Whittel
Name: Naomi L. Whittel

Title: Chief Executive Officer

ACKNOWLEDGED & AGREED

LITTLE HARBOR, LLC

/s/ Mark J. Bugge
By: Mark J. Bugge
Title: Secretary

[Unsecured Delayed Draw Promissory Note]

EXHIBIT A

SCHEDULE OF MONTHLY DELAYED DRAW LOANS

Date Loan Made or Paid	Amount of Loan	Amount of Principal Prepaid	Unpaid Principal Balance of Note	Name of Person Making Notation	Date of Notation

[Unsecured Delayed Draw Promissory Note]

EXHIBIT B

MONTHLY DELAYED DRAW CERTIFICATE

The undersigned named officers, on behalf of TWINLAB CONSOLIDATED HOLDINGS, INC. (the “Maker”), give this certificate to Little Harbor, LLC (the "Holder"), in accordance with the requirements of Sections 1.01(c)(i) of that certain Unsecured Delayed Draw Promissory Note dated as of July 21, 2016, executed by Maker in favor of Holder (the “Note”). Capitalized terms used herein and not otherwise defined have the meaning given thereto in the Note.

The undersigned hereby certifies to the Holder as follows:

1.          No Material Adverse Change shall have occurred since [insert date of last Monthly Delayed Draw Loan made by Holder to Maker].

2.          No Event of Default shall have then occurred and be continuing, or would result from the Delayed Draw Loan to be advanced on the Delayed Draw Date.

3.          The Monthly Delayed Draw Loan proceeds shall be applied against the Repayment Agreement (as defined in the Note) as set forth in Section 1.01(b) of the Note.

By:
Name:
Title:

ACCEPTANCE BY LITTLE HARBOR

The undersigned authorized officer of Holder hereby certifies and affirms that (i) based upon Maker’s submission of the above Monthly Delayed Draw Certificate, Holder agrees to allow Maker to draw, pursuant to and on the terms of the Note, the Monthly Delayed Draw Loan Principal Amount of $___________ for the Monthly Delay Draw Date of _____________, and (ii) Holder hereby irrevocably agrees to accept the foregoing Monthly Delayed Draw Loan Principal Amount drawn by Maker and Maker’s obligations with respect thereto under the Note in lieu and in complete satisfaction of the obligation of THI to make an equivalent dollar amount of periodic cash payments otherwise due Holder under the Repayment Agreement in accordance with Section 1.01(b) of the Note.

By:
Name:	Mark J. Bugge
Title:	Secretary

[Unsecured Delayed Draw Promissory Note]